UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12.

UST INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

MR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661

IMPORTANT ANNUAL MEETING INFORMATION
YOUR VOTE COUNTS!

C 1234567890

Important Notice Regarding the Availability of Proxy Materials for the
UST Inc. 2008 Annual Meeting of Stockholders to be Held on May 6, 2008
Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request printed copies. The items to be voted on and location and directions to the annual meeting are provided on the reverse side of this notice. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The UST Inc. 2007 Annual Report and 2008 Proxy Statement are available at:
Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.investorvote.com/ust.
Step 2: Click the View button(s) to access the proxy materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
This notice is being sent on or about March 24, 2008 to stockholders of record as of the close of business on March 10, 2008.

Obtaining a Copy of the Proxy Materials — If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 25, 2008 to facilitate timely delivery.

C O Y

Annual Meeting Notice & Admission Ticket

UST Inc.’s 2008 Annual Meeting of Stockholders will be held on Tuesday, May 6, 2008 at the Holiday Inn Downtown Stamford, 700 East Main Street, Stamford, Connecticut, at 10:00 a.m. Eastern Daylight Savings Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends that you vote FOR the following proposals:
1.	To elect the nine (9) listed nominees to the Board of Directors:

John D. Barr	John P. Clancey
Patricia Diaz Dennis	Joseph E. Heid
Murray S. Kessler	Peter J. Neff
Andrew J. Parsons	Ronald J. Rossi
Lawrence J. Ruisi
2.	To ratify and approve Ernst & Young LLP as independent auditors of the Company for the year 2008.
The Board of Directors recommends that you vote AGAINST the following proposals:
3.	Stockholder proposal relating to the calling of special meetings by stockholders.

4.	Stockholder proposal relating to health care reform principles.
In their discretion, upon such other business as may properly come before the meeting.
Please note: This is not a proxy. To vote your shares, you must vote online or request a set of proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Directions to the UST Inc. 2008 Annual Meeting of Stockholders
Holiday Inn Downtown Stamford, 700 East Main Street, Stamford, CT 06901 Telephone 203-358-8400
From the Merritt Parkway
North Bound - (From NY)
 Take Exit 34. Turn right onto Long Ridge Road and follow for 3 miles. Turn right onto Washington Boulevard. (Fleet Bank is on the left.) Follow for 1.5 miles to Tresser Boulevard. Turn left onto Tresser Boulevard. Stay on Tresser to Elm Street. Turn left onto Elm Street and then right at the first light onto Main Street. Hotel and parking are on the left.
South Bound - (Towards NY)
 Take Exit 35. Turn right onto High Ridge Road and follow for 4.2 miles. At intersection (Lord & Taylor on right) continue straight on Summer Street. Turn left at Broad Street. Turn right at the fourth light onto Grove Street. Make a left turn at the first light onto Main Street. Hotel and parking are on the left.
From I-95
North Bound - (From NY)
 Take Exit 8. Turn left onto Atlantic Street. At third light turn right onto Tresser Boulevard. Go three more lights and make a left onto Elm Street. Make a right at the first light onto Main Street. Hotel and parking are on the left.
South Bound - (Towards NY)
 Take Exit 8. Turn right at bottom of exit ramp onto Elm Street. At second light turn right onto Main Street. Hotel and parking are on the left.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
E-mail copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials, you will receive an email with a link to the materials.
PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of proxy materials.
à	Internet — Go to www.investorvote.com/ust. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

à	Telephone — Call us free of charge at 1-866-641-4276 in the US or Canada using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting and you can submit a preference to receive a paper copy for future meetings.

à	Email — Send an email to investorvote@computershare.com with “Proxy Materials Order” in the subject line. In the message, include your full name and address, the three numbers located in the shaded bar on the reverse and state that you want to receive a paper copy of current meeting materials.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 25, 2008.